Exhibit 4.14
                    EIGHTH AMENDMENT TO AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

         THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of November 14, 2001 (this "Amendment"), is by and between BANK OF AMERICA, N.A., as successor by merger to Bank of America Illinois (the "Lender"), ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's") (ELXSI, Holdings and Bickford's being, collectively, the "Borrower").

                              W I T N E S S E T H:
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         WHEREAS, Borrower is party to that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 1996 (the "Loan Agreement"), as the same has been amended through the Seventh Amendment, dated as of August 23, 2001; and

         WHEREAS, Borrower has requested that the Lender consent to certain amendments and waivers of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2.  Amendments and Consents. On the Effective Date,

         (a) Lender hereby consents to extend the time to deliver the mortgages, landlord's waivers, ALTA title insurance policy and certificate of the chief financial officer under Sections 13 (a), (b), (c) and (e), respectively, of the Fifth Amendment, dated as of December 29, 2000 (the "Fifth Amendment"), until December 31, 2001.

         (b) Effective December 1, 2001, and until the Liabilities are indefeasibly paid in full, and notwithstanding any term or provision of the Loan Agreement to the contrary, the Eurodollar Rate Margin for Revolving Loans shall be 2.50% and for Terms Loans shall be 2.75%.

         SECTION 3. Waivers. On the Effective Date, the Lender hereby (A) waives any breach of Sections 2.1 and 2.2 of Supplement A to the Loan Agreement for the third fiscal quarter of Borrower's Fiscal Year - 2001, provided the Borrower shall be required to be in compliance with such sections for accounting periods of the Borrower ending after such fiscal quarter as if such waiver had not been given for such fiscal quarter, and (B) waives any failure of the Borrower to comply with Sections 13(a), (b), (c) and (e) of the Fifth Amendment prior to the Effective Date, provided the Borrower shall use due diligence to satisfy such requirements prior to December 31, 2001, and in any event failure to comply with Sections 13(a), (b), (c) and (e) of the Fifth Amendment by December 31, 2001 shall constitute an Event of Default under the Loan Agreement.
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         SECTION 4.  Representations and Warranties of the Borrower. The
Borrower represents and warrants to the Lender:

         (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except (x) to the extent specifically made with regard to a particular date and (y) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by Lender;

         (b) on the Effective Date, after giving effect to this Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

         (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

         (d) the execution, delivery and performance of this Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "Effective Date") upon satisfaction of the following:

         (a) the Lender, Borrower and Parent shall have executed and delivered this Amendment; and

         (b) the fees and expenses of Lender's counsel invoiced through the date hereof shall have been paid in full in immediately available funds.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects.

         SECTION 9. Bond Documents. On the Effective Date, the Bond Documents (as defined in the Fifth Amendment) shall be deemed waived and amended to the extent necessary and applicable to conform them to the terms, provisions and conditions of Sections 2 and 3 hereof.

         SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                            [signature pages follow]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       ELXSI


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                       Address:   3600 Rio Vista Avenue
                                                  Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407/849-0625



                                       BICKFORD'S HOLDINGS COMPANY, INC.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                       Address:   1330 Soldier's Field Road
                                                  Boston, MA 02135

                                       Attention: Kevin P. Lynch
                                       Facsimile number: 617/787-1620



                                       BICKFORD'S FAMILY RESTAURANTS, INC.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                       Address:   1330 Soldier's Field Road
                                                  Boston, MA 02135

                                       Attention: Kevin P. Lynch
                                       Facsimile number: 617/787-1620

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

                                       BANK OF AMERICA, N.A.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                       Address:   231 South LaSalle Street
                                                  Chicago, Illinois 60697

                                       Attention: Chicago Growth Group
                                       Facsimile number: 312/974-2108

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

                            CONSENT AND RATIFICATION
                          Dated as of November 16, 2001


The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment, consents to all the terms and provisions thereof, and ratifies and confirms all the terms and provisions of each Related Agreement and of each Bond Document to which it is a party.

                                       ELXSI CORPORATION

                                       By:________________________

                                       Its:_______________________


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